                                                                   Exhibit 10.27


(FAIRCHILD SEMICONDUCTOR(R) LOGO)             FAIRCHILD SEMICONDUCTOR STOCK PLAN
                                              DEFERRED STOCK UNIT AGREEMENT

PARTICIPANT: Laurenz Schmidt       EMPLOYEE ID: D0798       GLOBAL ID:

DATE OF GRANT: April 28, 2003

NUMBER OF DEFERRED STOCK UNITS GRANTED: 11,667

THIS AGREEMENT, effective as of the Date of Grant set forth above, is between Fairchild Semiconductor International, Inc., a Delaware corporation (the "Company", "we", "our" or "us") and the Participant named above ("you" or "yours"), pursuant to the provisions of the Fairchild Semiconductor Stock Plan (the "Plan") with respect to the number of Deferred Stock Units ("Units") specified above. Capitalized terms used and not defined in this Agreement shall have the meanings given to them in the Plan. This Agreement consists of this document, any related Settlement Election Form, and the Plan.

You and the Company agree as follows:

1. APPLICATION OF       This Agreement and your rights under this Agreement are
PLAN; ADMINISTRATION    subject to all the terms and conditions of the Plan, as
                        it may be amended from time to time, as well as to such rules and regulations as the Committee may adopt. It is expressly understood that the Committee that administers the Plan is authorized to administer, construe and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon you to the extent permitted by the Plan. Any inconsistency between this Agreement and the Plan shall be resolved in favor of the Plan.

2. VESTING              The Units will vest (becoming "Vested Units") on the
                        following Vesting Dates if you are employed or in the service of the Company or an Affiliate on those dates:

Vesting Date                                         Percentage Vested
                                                 (including portion that
                                                vested the preceding year)
1st Anniversary of Grant Date...............                25%
2nd Anniversary of Grant Date...............                50%
3rd Anniversary of Grant Date...............                75%
4th Anniversary of Grant Date...............               100%

3. RIGHTS AS            You will not be entitled to any privileges of ownership
STOCKHOLDER             of the shares of Common Stock underlying your Units
                        (the "Shares") unless and until Shares are actually delivered to you under this Agreement.

4. DIVIDENDS            You will be credited with additional Deferred Stock
                        Units having a value equal to declared dividends, if any, with record dates that occur prior to the settlement of any Units as if such Units had been actual
                        Shares, based on the Fair Market Value of a Share on the applicable dividend payment date. Any such additional
                        Deferred Stock Units shall be considered Units under this Agreement and shall also be credited with additional Deferred Stock Units as dividends, if any, are declared, and shall be subject to the same restrictions and conditions as Units with respect to which they were credited. Notwithstanding the foregoing, no such additional Deferred Stock Units will be credited with respect to any dividend in connection with which Units are adjusted pursuant to Section 3(c) of the Plan.

5. SETTLEMENT OF UNITS  (a)  Time of Settlement.  Each Vested Unit will be settled by the delivery of one Share to you or, in the event of your death, to your designated beneficiary, promptly following the date or dates (any such date, the "Settlement Date") you have elected on the attached Settlement Election Form. You may change the Settlement Election Date one time only, and only to a later date, as provided in the Settlement Election Form.

                        (b) Termination Prior to Settlement Date. If your employment or service with the Company is terminated prior to any Settlement Date, your Units will be treated as specified in the Settlement Election Form.

                        (c) Forfeiture of Unvested Units. All Units that are not Vested Units at the time of termination will be forfeited effective as of the last Settlement Date to occur under this Agreement.

6. TRANSFERABILITY      Your Units are not transferable, whether voluntarily or
                        involuntarily, by operation of law or otherwise, except as provided in the Plan. Any assignment, pledge, transfer, or other disposition, voluntary or involuntary, of your Units made, or any attachment, execution, garnishment, or lien issued against or placed upon the Units, other than as so permitted, shall be void.

7. TAXES                (a)  Social Security and Medicare Taxes. You may be
                             subject to Social Security tax, and you will be subject to Medicare tax on the date or dates your Units become Vested Units under Section 2 above, based on the Fair Market Value of the Shares underlying the Units that vest. The Company will pay such taxes on your behalf, including any income, Social Security and Medicare taxes attributable to the Company's payment of such taxes. Payments on your behalf will be reflected in your compensation for federal, state and local income tax purposes.

                        (b) Income Taxes. You will be subject to U.S. federal income tax on the Settlement Date, based on the Fair Market Value of Shares received in settlement of Vested Units. YOU WILL BE SOLELY RESPONSIBLE FOR THE PAYMENT OF ALL SUCH INCOME TAXES, AS WELL AS FOR ANY OTHER STATE, LOCAL OR NON-U.S. TAXES THAT MAY BE RELATED TO YOUR RECEIPT OF THE SHARES. Not later than 90 days before any scheduled Settlement Date, you must arrange with the Company for the timely payment of all withholding taxes the Company is obligated to collect from you and remit to U.S. and other applicable tax authorities.

8. MISCELLANEOUS        (a)  This Agreement shall not confer upon you any right
                             to continue as an employee, or otherwise in the service of, the Company or any Affiliate, nor shall this Agreement interfere in any way with the Company's or such Affiliate's right to terminate your employment or service at any time.

                        (b) Without limiting the generality of Section 1 above, with the approval of the Board, and subject to the terms of the Plan, the Committee may terminate, amend, or modify the Plan; provided, however, that no such termination, amendment, or modification of the Plan may in any way adversely affect your rights under this Agreement without your consent.

                        (c) This Agreement will be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or stock exchanges as may be required.

                        (d) To the extent not preempted by U.S. federal law, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

9. SIGNATURES           By the signatures below, the Participant and the
                        authorized representative of the Company acknowledge agreement to this Deferred Stock Unit Agreement as of the Grant Date specified above.

                        PARTICIPANT:                FAIRCHILD SEMICONDUCTOR
                                                     INTERNATIONAL, INC.

                        ______________________      /s/ Kirk P. Pond
                        LAURENZ SCHMIDT             Kirk P. Pond
                                                    Chairman, President and CEO

TO ACCEPT YOUR DSU GRANT:

1.       Sign BOTH copies of this Deferred Stock Unit Agreement;

2.       Sign the BOTH copies of the Settlement Election Form;

3.       Retain one copy of each for your records;

4. Return one copy of each in the enclosed envelope to the Human Resources Service Center, Mail Stop 35-1D, 82 Running Hill Road, South Portland, ME 04106 USA.

(FAIRCHILD SEMICONDUCTOR(R) LOGO)   FAIRCHILD SEMICONDUCTOR STOCK PLAN
                                    DEFERRED STOCK UNIT SETTLEMENT ELECTION FORM

This Settlement Election Form relates to the following grant of Deferred Stock
Units:

PARTICIPANT: Laurenz Schmidt        EMPLOYEE ID: D0798      GLOBAL ID:

DATE OF GRANT: April 28, 2003

NUMBER OF DEFERRED STOCK UNITS GRANTED: 11,667

1. SETTLEMENT ELECTION  CHECK ONLY ONE OPTION:

                        _____ SPECIFIED DATE. Subject to Sections 2 and 3 below, I elect to have all Vested Units that I may hold under the Deferred Stock Unit Award Agreement to which this election relates settled by delivery of Shares to me on ____________________, which date is at least one year following the Grant Date of such Units. If the date specified occurs before the last scheduled Vesting Date under this grant, then Units that vest after such specified date will be settled promptly following any such subsequent Vesting Date(s).

                        _____ VESTING DATES. Subject to Sections 2 and 3 below, I elect to have Vested Units that I may hold under the Deferred Stock Unit Award Agreement to which this election relates settled by delivery of Shares to me promptly following each date or dates on which vesting of Units occurs.

2. AUTOMATIC            I hereby acknowledge and agree that (a) if my
SETTLEMENT UPON         employment is terminated for any reason other than
TERMINATION             Cause, Death or Disability, any Vested Units will be
                        settled on the first anniversary of my termination date,
                        b) if my employment is terminated for Cause, all units will be immediately forfeited, and (c) if my employment is terminated for Death or Disability, any Vested Units will be settled following my termination date.

3. ONE-TIME CHANGE OF   I understand that, once, but only once, I can change my
ELECTION PERMITTED      election to a later (but not earlier) Settlement Date
                        than indicated in Section 1 above by filing a new
                        Settlement Election Form with the Company at any time on or before the day (the "Change Deadline Day") that falls one year before the earliest Settlement Date that would occur based on my election in Section 1. I understand that I cannot change my election after the Change
                        Deadline Day, and that I cannot change my election more than once. If the Change Deadline Day falls on a day that is not a business day for the Company, then the last day to change the election in Section 1 will be the first business day following the Change Deadline Day.
                        Any new Settlement Election Form will revoke the previously filed Settlement Election Form, except that, if any Settlement Date purportedly elected on the new form falls within one year after the Change Deadline
                        Day, then such new form will have no effect and the previously elected Settlement Date shall continue to apply.

4. SIGNATURE

                        PARTICIPANT:                        DATED AS OF:


                                                            April 28, 2003
                        ---------------------------         --------------

                        LAURENZ SCHMIDT

TO ACCEPT YOUR DSU GRANT:

1.       Sign BOTH copies of the Deferred Stock Unit Agreement;

2.       Sign the BOTH copies of this Settlement Election Form;

3.       Retain one copy of each for your records;

4. Return one copy of each in the enclosed envelope to the Human Resources Service Center, Mail Stop 35-1D, 82 Running Hill Road, South Portland, ME 04106 USA.